SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        CSL LIGHTING MANUFACTURING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/_/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
/_/ $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                        CSL LIGHTING MANUFACTURING, INC.

                              27615 Avenue Hopkins
                         Valencia, California 91355-3493

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 25, 1997

                            -------------------------

To the Stockholders of
      CSL Lighting Manufacturing, Inc.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CSL Lighting Manufacturing, Inc. (the "Company") will be held on February 25, 1997 at 4:00 p.m. at the offices of Morse, Zelnick, Rose & Lander, LLP, 450 Park Avenue, Suite 902, New York, N.Y. 10022, for the following purposes:

            1.    To elect a board of five directors.

            2. To act on a proposal to amend the Company's Certificate of Incorporation to increase the authorized Common Stock from 10,000,000 to 30,000,000 shares, $.01 par value.

            3. To consider and act upon a proposal to approve the Company's 1996 Stock Option Plan.

            4.    To ratify the appointment of independent auditors for 1996.

            5. To consider and take action upon such other matters as may properly come before the meeting or any adjournments thereof.

      The close of business on January 24, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

      All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                      By Order of the Board of Directors

                                      Mark Allen, Secretary
Dated:   January 31, 1997

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE PROVIDED BY RETURN MAIL.

                        CSL LIGHTING MANUFACTURING, INC.

                              27615 Avenue Hopkins
                         Valencia, California 91355-3493

                            -------------------------

                                 PROXY STATEMENT

                            -------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CSL Lighting Manufacturing, Inc. (the "Company") of proxies in the form enclosed for the Annual Meeting of Stockholders to be held February 25, 1997 at 4:00 p.m. (the "Meeting") at the offices of Morse, Zelnick, Rose & Lander, LLP, 450 Park Avenue, Suite 902, New York, N.Y. 10022, and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business which will come before the meeting.

      All shares represented by each properly executed unrevoked proxy received in time for the meeting will be voted as specified. In the absence of any specification, proxies will be voted (a) for the election of the five persons listed herein as nominees as directors, (b) to amend the Company's Certificate of Incorporation to increase its authorized shares of Common Stock from 10 to 30 million shares, (c) in favor of the adoption of the Company's 1996 Stock Option Plan, (d) for the ratification of auditors, and (e) in the judgment of the Board of Directors on any other matters which may properly come before the meeting. Any stockholder giving a proxy has the power to revoke the same at any time before it is voted.

      The approximate date on which this Proxy Statement and the accompanying form of proxy along with the Company's 1995 Annual Report will be mailed to the Company's stockholders on January 31, 1997. The principal executive offices of the Company are located at 27615 Avenue Hopkins, Valencia, California 91355-3493.

                                VOTING SECURITIES

      Only stockholders of record at the close of business on January 24, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On the record date there were issued and outstanding 8,221,013 Common Shares. Each outstanding Common Share is entitled to one vote upon all matters to be acted upon at the meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised. Proxies may be revoked by (a) filing with the Secretary of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (b) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Meeting, or
(c) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to CSL Lighting Manufacturing, Inc., 27615 Avenue Hopkins, Valencia, CA 91355-3493, Attention: Secretary, at or before the taking of the vote at the Meeting.

      The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting, except that the proposal to amend the Company' Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker "non-votes" are not so included but have the effect of a vote "against" the proposal to amend the Certificate of Incorporation.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGMENT

      The following table, together with the accompanying footnotes, sets forth information, as of January 24, 1997, regarding stock ownership of all persons known by the Company to own beneficially 5% or more of the Company's outstanding Common Shares, all directors and nominees, and all directors and executive officers of the Company as a group.

  Name and Address                   Number of Shares   Percent of
of Beneficial Owner                Beneficially Owned    Ownership
-------------------                ------------------   ----------

Directors and Officers

Sylvan Gerber (1)                       1,511,909        17.9%

Mark Allen (2)                            244,500         3.0%

Bert Finmark (3)                          275,900         3.3%

Scott Searle                              100,000         1.2%

Michael Smith (4)                         150,000         1.8%

Dhananjay G. Wadakar                       ---            ---

Directors  and  Officers  as a Group    2,282,309        26.2%
(6 persons) (5)
---------------------------------------------------------------------
(1) Includes (i) 206,250 common shares that are subject to a seven year escrow agreement with H.J. Meyers & Co., Inc. (Formerly Thomas James & Associates, Inc.), the underwriter of the Company's initial public offering ("H.J. Meyers"), (ii) an aggregate of 150,000 common shares that Mr. Gerber has gifted in equal amounts to his three adult children, all shares are subject to a ten year voting trusts of which Mr. Gerber is the sole voting trustee, and (iii) 215,000 shares subject to currently exercisable warrants. The address of Mr. Gerber is c/o CSL Lighting Manufacturing, Inc. 27615 Avenue, Hopkins, Valencia, California 91355-3493.
(2)   Includes 32,000 shares subject to currently exercisable warrants.
(3)   Includes 170,000 shares subject to currently exercisable warrants.
(4) Includes (i) 75,000 shares subject to currently exercisable warrants including 25,000 held by Mr. Smith as custodian for his minor nieces, and (ii) 25,000 shares held by Mr. Smith as custodian for the same minors. Mr. Smith disclaims beneficial ownership of the securities held for the benefit of such minors.
(5)   Includes 492,000 shares subject to currently exercisable warrants.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its officers and directors were complied with.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer, President and three other most highly paid executives and employees during the fiscal years ended December 31, 1995, 1994 and 1993. During the fiscal years ended December 31, 1995 and 1994 only one other key employee received total cash and bonus compensation in excess of $100,000. The Company did not grant any stock appreciation rights or make any long-term incentive plan pay-outs to the individuals named in the tables below during the fiscal years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                Long Term Compensation
                                                                     -----------------------------------------
                            Annual Compensation                           Awards                  Payout
                            -------------------                           ------                  ------

        (a)             (b)        (c)      (d)      (e)         (f)          (g)       (h)           (i)

                        Year                        Other
      Name and         Ending                       Annual    Restricted
     Principal        December    Annual            Compen-      Stock      Options/    LTIP       All Other
     Position            31,      Salary   Bonus    sation      Awards        SARS     Payouts    Compensation
---------------------------------------------------------------------------------------------------------------
Sylvan Gerber, Chief    1995     $ 11,250    --       --       $ 2,500          --        --           --
Executive Officer,      1994     $ 71,666    --       --          --            --        --           --
President               1993     $119,800    --       --          --            --        --           --

Mark Allen, Chief       1995     $112,325    --       --       $ 5,000          --        --           --
Operating Officer,      1994        -        --       --          --            --        --           --
Vice President of       1993        -        --       --          --            --        --           --
Finance

Philip Artsis, Vice     1995     $115,762    --       --          --            --        --           --
President (2)(3)        1994     $197,353    --       --          --            --        --           --
                        1993     $110,000    --       --          --            --        --           --

Barry Leib, Executive   1995     $117,385    --       --          --            --        --           --
Vice President (1)(3)   1994     $118,068    --       --          --            --        --           --
                        1993     $118,300    --       --          --            --        --           --

Gilbert Sperry, Senior  1995     $130,513    --       --          --            --        --           --
Vice President(3)       1994     $141,400    --       --          --            --        --           --
                        1993     $100,000    --       --          --            --        --           --

Jack J. Zukerman,       1995     $ 29,167    --       --          --            --        --           --
former Chief            1994     $145,833    --       --          --            --        --           --
Executive Officer(3)    1993     $119,800    --       --          --            --        --           --

      (1) Mr. Lieb passed away in August of 1995, in accordance with his employment agreement his salary was paid to his wife through December 31, 1995.
      (2) Mr. Philip Artsis is the son-in-law of Jack J. Zukerman, the former Chief Executive Officer of the Company.
      (3)   No longer affiliated with the Company.

Employment Agreements

      In August 1995, the Company entered into an employment agreement with Scott Searle, for a term expiring in September 1997, pursuant to which Mr. Searle serves as President of the Company. Mr. Searle's agreement provides for a base salary of $275,000.

      In July 1995, the Company entered into employment agreements with each of Sylvan Gerber and Mark Allen, for terms expiring in October 1998, pursuant to which they serve as Chairman of the Board and Chief Executive Officer and Executive Vice President and Chief Operating Officer, respectively. Mr. Gerber's and Mr. Allen's agreements provide for a base salary of $150,000 and for the payment to them upon a "change in control" (as defined in the agreements) of an amount equal to the greater of $150,000 or the compensation remaining due to each individual for the balance of the employment term.

      All of the Company's employment agreements contain strict confidentiality provisions and non-competition covenants. Compensation is subject to annual increases and bonuses in the discretion of the Board of Directors. The agreements also entitle the individuals to participate in any employee benefit plans, such as group life, health, hospitalization and life insurance offered by The Company. Under each of these agreements, each officer's employment shall terminate upon death or disability of the employee and may be terminated by the Company for "cause," which is generally defined as, among other things, an act of fraud or embezzlement, material gross misconduct, conviction of a felony involving moral turpitude, breach of the employees non-competition or confidentiality covenants.

Restricted Stock Grants

      In November 1995, the Company issued 100,000, 100,000 and 200,000 shares of Common Stock, respectively, pursuant to restricted stock grants to Sylvan Gerber, Scott Searle and Mark Allen, executive officers of the Corporation. Such shares vest ratably over a period of ten years. The unvested portion is subject, upon the occurance of certain events, to either forfeiture or accelerated vesting.

Stock Option Plans

      In November 1995, the Company's stockholders approved the CSL 1995 Stock Option Plan (the "1995 Plan") which provides that a total of 210,000 shares of Common Stock are available for issuance thereunder. In February 1994, the Board of Directors and stockholders of the Company adopted the CSL 1994 Stock Option Plan (the "1994 Plan") which provides that a total of 120,000 shares of Common Stock are available for issuance thereunder. (The 1995 Plan and 1994 Plan are sometimes referred to herein as the "Option Plans.")

      Under the Option Plans, the Company may grant options to purchase Common Stock to its officers, key employees, directors and non-employees performing services for the Company. Payment of the option exercise price is to be made (i) in cash, (ii) by delivery of Common Stock already owned by and in the possession of the option holder, or (iii) if so provided for in the option being exercised, by delivery of the option holder's promissory note in favor of the Company. If an option granted under an Option Plan expires, terminates or is canceled without being exercised in full, the unpurchased shares subject to such options will again be available for options to be granted under such Plan. Options may be granted in the form of incentive stock options ("Incentive Option") or options which do not qualify for the favorable tax treatment of Incentive Options which are known as non-qualified options.

      The Option Plans are administered by a committee of the Board of Directors consisting of Messrs. Finmark, Smith and Wadekar who are ineligible to participate in the Plans. The Stock Option Committee determines those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of Common Shares that may be purchased under each option, and the option price.

      No options may be exercised more than ten years from the date of grant, and no options may be granted after February 1, 2004 and May 1, 2005 under the 1994 Plan and 1995 Plan, respectively.

      The option price of each Incentive Option granted under the Option Plans shall be not less than 100% of the fair market value of the Common Stock as of the date the option is granted (110% of the fair market value if the grant is to an employee holding 10% or more of the Company's outstanding Common Stock). Options other than Incentive Options may be granted at an exercise price as determined by the Board. The exercise prices of such non-qualified options must be at least 85% of the fair market value of the underlying shares of Common Stock at the date of grant. Options granted are not transferable and are subject to various other conditions and restrictions.

      No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee will have three months after such termination during which to exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, the option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

      In February 1994, the Board of Directors and stockholders of the Company adopted a non-discretionary non-employee directors' stock option plan (the "Directors' Plan") that provides for the grant to non-employee directors of non-qualified options to purchase up to 30,000 Common Shares. Pursuant to the Directors' Plan, each new non-employee director of the Company is automatically granted, six-months after becoming a director, an option to purchase 2,500 Common Shares at the fair market value of such shares on the grant date. In addition, each non-employee director shall automatically be granted an option to purchase 2,500 shares at the fair market value of such shares on the date of grant, every six-months thereafter during which he serves as a director of the Company. All such options shall vest one year from the date of grant.

      Options under the Option Plan and Directors' Plan must be granted within 10 years from the effective date of each respective plan. Incentive stock options granted under the plans cannot be exercised more than 10 years from the date of grant, except that incentive stock options issued to greater than 10% stockholders are limited to five year terms. All options granted under the plans provide for the payment of the exercise price in cash or by delivery to the Company of Common Shares already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender Common Shares to purchase additional Common Shares and may theoretically exercise all of his stock options without making any additional cash investment.

      Any unexercised options that expire or that terminate upon an optionee's ceasing to be affiliated with the Company become available once again for issuance. As of December 31, 1995, the Company had outstanding incentive stock options to purchase 20,000 Common Shares under the Plans exercisable at $4.75 per share.

Option Grants in Fiscal Year 1995 and Fiscal Year-End Option Values

      No options were granted or outstanding to any Named Executive under the Option Plans at December 31, 1995.

Director Committees

      The Board of Directors of the Company currently maintains an Audit Committee, Compensation Committee and Stock Option Committee. The Audit Committee reviews the engagement of the independent accountants, reviews and approves the scope of the annual audit undertaken by the independent accountants and review the independence of the accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal control procedures. The Audit Committee is comprised of Mssrs. Gerber, Finmark, Smith and Wadekar. The Compensation Committee establishes and reviews the compensation terms for management and key employees of the Company. The Compensation Committee is comprised of Mssrs. Gerber, Smith and Wadekar. The Company's Stock Option Plans are administered by a disinterested committee of Directors comprised of Mssrs. Finmark, Smith and Wadekar.

Certain Transactions

      In August 1995, Bert Finmark, a director of the Company, lent to the Company the sum of $200,000 pursuant to a promissory note due in August 1997 bearing interest at the rate of nine percent per annum. In connection with the loan transaction, the Company issued to Mr. Finmark a warrant to purchase 70,000 Common Shares at $1.75 per share. The warrant provides Mr. Finmark with piggy-back registration rights with respect to the shares underlying the warrant. In March 1996, Mr. Finmark converted $100,000 of such debt into 100,000 shares of Common Stock and received warrants to purchase 100,000 shares of Common Stock at $2.00 per share. The conversion terms were identical to the terms of the Company's private placement financing consummated during the same period.

      In March 1996, Sylvan Gerber, the Company's Chairman and Chief Executive Officer, converted $147,000 principal amount of notes payable from the Company into 106,909 shares of Common Stock (at a conversion price of $1.375 per share which approximated fair market value on such date). In addition, in March 1996, Mr. Gerber converted an additional $100,000 of notes payable from the Company into 100,000 shares of Common Stock and received warrants to purchase 100,000 shares of Common Stock at $2.00 per share. The conversion terms were identical to the terms of the Company's private placement financing consummated during the same period. The Company currently has a note payable to Mr. Gerber in the principal amount of $78,000.

      Mr. Smith, a director of the Company, was one of twelve investors that participated in the Company's March 1996 private placement of Common Stock and Warrants to purchase Common Stock. Mr. Smith acquired, for a $50,000 investment, 50,000 shares of Common Stock and Warrants to purchase 50,000 shares of common stock at $2.00 per share.

      The foregoing transactions between the Company and its officers, directors or principal stockholders were for bona fide business purposes, and were on terms no less favorable than could be obtained from unaffiliated third parties and were approved by a majority of the Company's independent and disinterested directors.

Director Compensation

      The Company pays a fee of $500 per meeting to outside directors as compensation for their services rendered as directors. Each director is reimbursement for travel expenses incurred in connection with attendance at meetings of the Board of Directors and its committees.

                              ELECTION OF DIRECTORS

      At the meeting, five Directors will be elected by the stockholders to serve until the next annual meeting or until their successors are elected and qualified. The accompanying form of proxy will be voted for the election as Directors of the five persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named herein. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as Director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

      Sylvan Gerber, age 68 has been the Chairman of the Board and Chief Executive of the Company since January 1995 and a Director of the Company since inception. Until August 1995 Mr. Gerber was also President of the Company. Prior to that time, from 1987 to May 1991, Mr. Gerber was a private investor. From 1974 to 1986, Mr. Gerber was the President and Chief Executive Officer of Capri Lighting Manufacturing Company ("Capri Lighting") which Mr. Gerber co-founded in 1974. Capri Lighting was sold in 1984 to Thomas Industries, Inc., although Mr. Gerber continued to manage the day-to-day operations of Capri Lighting until 1986.

      Mark Allen, age 35, was appointed Chief Operating Officer, Executive Vice President Finance of the Company in March 1995 and elected to the Board of Directors in May, 1995. Prior to that time, he held the position of Vice President/Finance since October, 1994. From 1991 to 1994, Mr. Allen was employed by Thomas James Associates, Inc. (now H.J. Meyers & Co., Inc.) as Vice President, Corporate Finance and Director of Private Placements.

      Bert Finmark, age 69, was elected to the Board of Directors in May 1995. Mr. Finmark is presently a business consultant. Mr. Finmark was the co-founder and Chairman of Capri Lighting from 1974 to 1986. Previously, Mr. Finmark was founder and President of Superior Wholesale Electric.

      Michael Smith, age 41, is the Managing Director Corporate Finance of H.J. Meyers & Co., Inc., (formerly known as Thomas James Associates, Inc.) ("HJM") an investment banking firm. Mr. Smith serves on the Board of Directors of both The Bhirud MidCap Growth Fund, a publicly traded mutual fund and The Village Green Bookstore, Inc. Mr. Smith has been with HJM since May 1991, and from 1987 until 1991 was a lawyer with the law firm of Harter, Secrest & Emery. Mr. Smith received a B.A. from Cornell University and a J.D. from Cornell University School of Law.

      Dhananjay Wadekar, age 42, is a co-founder of DynaGen, Inc. ("DynaGen"), a pharmaceutical firm, and has served as a Director of that Company since 1988 and as its Chairman of the Board and Executive Vice President of the Company since November 1991. In addition, he served as the Chairman, Chief Executive Officer and Treasurer of DynaGen from 1988 until July 1990 and as a consultant to DynaGen during the period July 1990 to October 1991. Mr. Wadekar was, from 1985 to January 1989, the Chairman and Chief Executive Officer of Holometrix, Inc., a publicly traded, thermal instrumentation company which he founded. Mr. Wadekar was a director of Holometrix, Inc. from 1985 until November 1994.

      During the year ended December 31, 1995, the Board of Directors held four meetings. Each Director standing for re-election who was a Director at the time attended at least 75% of such meetings.

      The affirmative vote of holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for the election of directors.

      The Board of Directors unanimously recommends a vote FOR the election of the foregoing nominees.

                       PROPOSAL TO INCREASE THE NUMBER OF
                        AUTHORIZED SHARES OF COMMON STOCK

General

      The Board of Directors believes it would be advantageous to amend Article FOURTH of the Company's Certificate of Incorporation to increase the aggregate number of shares of the Company's Common Stock which the Company is authorized to issue from 10,000,000 to 30,000,000.

      The proposed amendment would change the relevant portion of Article "FOURTH" of the Company's Certificate of Incorporation to read as follows:

      "FOURTH:   The  total  number  of  shares  of  common  stock  which  the
Corporation shall have the authority to issue is thirty million (30,000,000) shares of the par value of $.01 per share."

Reasons and Effects

      As of January 24, 1997, of the Company's 10,000,000 authorized shares of Common Stock, 8,221,013 shares were issued and outstanding. In connection with financings consummated during 1996, the Company has committed substantially all of its remaining shares of Common Stock, including shares issuable upon upon conversion of debt instruments which provide for a conversion rate tied to the fluctuating public market price of the Company's Common Stock. The Board of

Directors believes that it is imperative to establish a reserve of authorized shares available for issuance from time to time to meet the financing requirements of the Company and for other corporate purposes not now determinable. The proposed increase in the number of authorized shares of Common Stock is designed to provide the Company with additional flexibility in pursuing its long-range business objectives and financing needs.

      Under the Delaware General Corporation Law, the Board of Directors generally may issue authorized but unissued shares of Common Stock without further stockholder approval. The Board of Directors does not currently intend to seek stockholder approval prior to any future issuance of additional shares of Common Stock, unless stockholder action is required in a specific case by applicable law, the rules of any exchange or market on which the Corporation's securities may then be listed, or the Certificate of Incorporation or By-Laws of the Company then in effect. Frequently, opportunities arise that require prompt action, and the Company believes that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders.

    The additional shares of Common Stock authorized for issuance pursuant to this proposal will have all of the rights and privileges which the presently outstanding shares of Common Stock possess under the Company's Charter. The increase in authorized shares would not affect the terms or rights of holders of existing shares of Common Stock. All outstanding shares of Common Stock would continue to have one vote per share on all matters to be voted on by the stockholders, including the election of directors.

    The issuance of any additional shares of Common Stock by the Company may, depending on the circumstances under which those shares are issued, reduce stockholders' equity per share and may reduce the percentage ownership of Common Stock of existing stockholders. The Company, however, will receive consideration for any additional shares of Common Stock issued, thereby reducing or eliminating the economic effect to each stockholder of such dilution.

    The authorized but unissued shares of Common Stock could be used to make more difficult a change in control of the Company. For example, such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines not to be in the best interests of the Company and its stockholders. Such a sale could have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's Common Stock, to acquire control of the Company, since the issuance of new shares could be used to dilute the stock ownership of the acquirer. Neither the Charter nor By-Laws of the Company now contain any provisions that are generally considered to have an anti-takeover effect, and the Board of Directors does not now plan to propose any anti-takeover measures in future proxy solicitations. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Board of Directors has no current intention to use the additional shares of Common Stock to impede a takeover attempt.

            The affirmative vote a majority of the outstanding shares of Common Stock entitled to vote is required for the adoption of this proposed amendment.

      The Board of Directors unanimously recommends a vote FOR this amendment.

                       APPROVAL OF 1996 STOCK OPTION PLAN

      On May 2, 1996, the Board of Directors approved the 1996 Stock Option Plan (the "Plan"). The Plan will become effective upon the ratification by the affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock. It provides, among other matters, for incentive and/or non-incentive stock options.

      The purpose of the Plan is to provide incentives to key employees and consultants whose performance will contribute to the long-term success and growth of the Company, to strengthen the ability of the Company to attract and retain employees of high competence, to increase the identity of interests of such key employees with those of the Company's stockholders and to help build loyalty to the Company through recognition and the opportunity for stock ownership. All executive officers, key employees and consultants of the Company who are in positions which enable them to make significant contributions to the long-term performance and growth of the Company are eligible to receive awards under the Plan.

      The maximum aggregate number of shares as to which awards or options may at any time be granted under the Plan is 400,000 shares.

      The Plan is administered by the Stock Option Committee of the Board of Directors, which determines those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option, and the option price. The members of this committee are ineligible to receive options under the Plan.

Terms of Options

      The Plan permits the granting of both incentive stock options and non-qualified stock options. The option price of both incentive stock options and non-qualified stock options must be at least equal to 100% of the fair market value of the shares on the date of grant. The maximum term of each option is ten years. For any participant who owns shares possessing more than 10% of the voting rights of the Company's outstanding Common Stock, the exercise price of any incentive stock option must be at least equal to 110% of the fair market value of the shares subject to such option on the date of grant and the term of the option may not be longer than five years. Options become exercisable at such time or times as the Stock Option Committee may determine at the time it grants options.

      No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee will have three months after such termination during which to exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, the option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

      Under certain circumstances involving a change in the number of outstanding Common Shares without the receipt by the Company of any consideration therefor, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of Common Shares in respect of which Options may be granted under the Plan, the number of shares subject to each option and the option price per share shall be proportionately adjusted.

      The Plan will terminate on May 2, 2006 and may be terminated by the Board of Directors of the Company prior to that date.

      The Company believes that the Plan should be approved because of the need to have the ability to issue stock options to the key employees and consultants upon whose performance and contribution the long-term success and growth of the Company is dependent.

      The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock of the Company is required for the approval of the 1996 Stock Option Plan.

      The Board of Directors deems the adoption of the 1996 Option Plan to be in the best of the Company and unanimously recommends a vote FOR its approval.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The directors propose that the stockholders ratify the appointment of Arthur Andersen LLP, as the Company's independent auditors for 1996. Arthur Andersen LLP was the Company's independent auditors for its last fiscal year. The report of Arthur Andersen LLP with respect to the Company's financial statements appears in the Company's annual report on Form 10-K for such year. A representative of Arthur Andersen, LLP will be at the annual meeting and will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment, the directors will consider it a directive to consider other auditors for a subsequent year.

      The affirmative vote of holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for the ratification of appointment of independent auditors.

      The Board of Directors unanimously recommends a vote FOR the ratification of appointment of independent auditors.

                                     GENERAL

      The management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such other matters is conferred by such proxies upon the persons voting them.

      The Company expects representatives of Arthur Andersen LLP, the Company's independent auditors, to be present at the Annual Meeting and to respond to pertinent questions of stockholders.

      The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement and other material which may be sent to the stockholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mail, officers and regular employees may solicit the return of proxies. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expenses in sending proxies and proxy material to principals. Proxies may be solicited by mail, personal interview, telephone and telegraph.

      The Company will provide without charge to each person being solicited by this Proxy Statement, upon the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 1995 (as filed with the Securities and Exchange Commission) including the financial statements thereto. All such requests should be directed to CSL Lighting Manufacturing, Inc., 27615 Avenue Hopkins, Valencia, California 91355-3493, Att:
Secretary.

      All proposals of stockholders intended to be included in the proxy statement to be presented at the 1997 Annual Meeting of Stockholders must be received at the Company's executive offices no later than March 31, 1997 and should be directed to the Secretary of the Company.

                                    By Order of the Board of Directors


                                    Mark Allen, Secretary

Dated: January 31, 1997

PROXY                    CSL LIGHTING MANUFACTURING, INC.

          This Proxy is solicited by the Board of Directors for Annual
                          Meeting on February 25, 1997

      The undersigned hereby appoints Mark Allen and Kenneth S. Rose, and each of them, with full power of substitution, the attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of CSL Lighting Manufacturing, Inc. to be held on February 25, 1997 at 4:00 p.m., and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.

1. ELECTION OF DIRECTORS -- Sylvan Gerber, Mark Allen, Bert Finmark, Michael Smith and Dhananjay Wadekar.
    |_|  FOR all nominees,
    |_| WITHHOLD authority to vote for all nominees, |_| FOR all nominees, EXCEPT nominee(s) written in below.

          _____________________________________________________

2.  THE APPROVAL OF THE 1996 STOCK OPTION PLAN.        |_| FOR   |_| AGAINST   |_| ABSTAIN
3.  TO RATIFY THE APPOINTMENT OF AUDITORS FOR 1996.    |_| FOR   |_| AGAINST   |_| ABSTAIN
4.  To approve an amendment to the Company's Certificate of Incorporation increasing its authorized Common Stock from 10,000,000 to 30,000,000 shares,
    $.01 par value.                                    |_| FOR   |_| AGAINST   |_| ABSTAIN

 The Board of Directors recommends a vote for each of the foregoing proposals.

                                   (Continued and to be Signed, on Reverse Side)

      The shares represented by this proxy will be voted as directed or if no direction is indicated, will be voted FOR each of the proposals.

      The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

                                        Dated:___________________________, 1997



                                        _______________________________________
                                                Signature of Stockholder



                                        _______________________________________
                                                Signature of Stockholder

                                        DATE AND SIGN EXACTLY AS NAME
                                        APPEARS HEREON. EACH JOINT TENANT
                                        MUST SIGN. WHEN SIGNING AS ATTORNEY,
                                        EXECUTOR, TRUSTEE, ETC., GIVE FULL
                                        TITLE. IF SIGNER IS CORPORATION, SIGN IN
                                        FULL CORPORATE NAME BY AUTHORIZED
                                        OFFICER.